The CIT Group/
Commercial Services, Inc,
1211 Avenue of the Americas
New York, NY 10036




                                                              March 31, 1998


Leslie Fay Marketing, Inc.
1412 Broadway
New York, New York 10018

Gentlemen:

Reference is made to the Revolving Credit Agreement between us, dated as of June 2, 1997, as supplemented and amended (herein the "Agreement"). Capitalized terms used herein and defined in the Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

Pursuant to mutual consent and understanding, effective as of April 1, 1998, the following sections of Article X of the Agreement entitled "Negative Covenants" shall be, and hereby are, amended as follows:

           1. (a) The reference in subparagraph (i) of Section 10.02 of the Agreement to "clauses (a)-(h) above" shall be, and hereby is, amended to read "clauses (a)-(i) above", and subparagraph (i)shall hereafter be renamed to be subparagraph "(j)"; and

                      (b) The following new subparagraph "(i)" shall be added to
Section 10.02 prior to subparagraph (j) referenced above:

                      "(i) Liens related to an acquisition by the Borrower which acquisition has been previously approved, in writing, by CIT."

           2. (a) The reference in subparagraph (h) of Section 10.03 of the Agreement to "clauses (a)-(g) above" shall be, and hereby is, amended to read "clauses (a)-(h) above", and subparagraph (h) shall hereafter be renamed to be subparagraph "(i)"; and

                      (b) The following new subparagraph "(h)" shall be added to
Section 10.03 prior to subparagraph (i) referenced above:



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                                       -2-

                      "(h)  Indebtedness   related  to  an  acquisition  by  the
           Borrower which acquisition has been previously approved, in writing, by CIT."

           3. (a) The reference in subparagraph (d) of Section 10.04 of the Agreement to "clauses (a)-(c) above" shall be, and hereby is, amended to read "clauses (a)-(d) above", and subparagraph (d) shall hereafter be renamed to be subparagraph "(e)"; and

                      (b) The following new subparagraph "(d)" shall be added to
Section 10.03 prior to subparagraph (e) referenced above:

                      "(d) guarantees and contingent liabilities related to an acquisition by the Borrower which acquisition has been approved, in writing, by CIT."

           4. The following new subparagraph  "(e)" shall be added to the end of
Section 10.05 of the Agreement:

                      "(e) an acquisition by the Borrower which has been previously approved, in writing, by CIT."

           5. The following language shall be added to the end of Section 10.06 of the Agreement:

           ";  provided,  however,  the  Borrower  shall  be  permitted  to  pay dividends or repurchase stock in the aggregate amount of $5,000,000.00 in each of fiscal year 1998 and fiscal year 1999, provided that: (1) at the time of, and after giving effect to, the payment of dividends or repurchase of stock, no Event of Default shall have occurred and be continuing, and (2) the undrawn
           Availability before and after said dividend payment or stock repurchase shall not be less than $5,000,000.00."

           6.  The  following  subparagraph  "(d)"  shall be added to the end of
Section 10.09 of the Agreement:

           "(d) the Borrower may acquire the assets of an affiliate, provided, however, such acquisition is previously approved, in writing, by CIT."

           7. The following sentence shall be added to the end of Section 10.17 of the Agreement:

           "CIT will not unreasonably withhold approval to amend the foregoing ratios in the event a violation is solely the result of a dividend payout


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                                       -3-

           or stock repurchase permitted in Section 10.06 hereinabove, and there are no other Events of Default that shall have occurred."

           8. The following sentence shall be added to the end of Section 10.20 of the Agreement:

           "The unused portion of allowable Capital Expenditures in any fiscal year can be carried over to the next fiscal year."

Except to the extent specifically set forth herein, no other change or waiver of any of the terms or provisions of the Agreement is intended or implied, and all of the terms and conditions of the Agreement shall continue in full force and effect. This letter shall not constitute a waiver by us of any other default under the Agreement, whether or not we have knowledge of same and shall not constitute a waiver of any other defaults whatsoever.

If the foregoing-is in accordance with your understanding of our agreement, kindly so indicate by signing and returning the enclosed copy of this letter.

                                        Very truly yours,

                                        THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                        By   /s/John Hendrickson
                                             Name:  John Hendrickson
                                             Title:   Vice President


Read and Agreed to:

LESLIE FAY MARKETING, INC.

By   /s/Warren Wishart
    Name
    Title